UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2004

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane

Suite M25

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

This Form 8-K/A is being filed to report additional financial information regarding the acquisition of the Hilton Alexandria Old Town in Alexandria, VA which was reported in the Form 8-K, filed May 28, 2004, which this form amends.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 2004, Lasalle Hotel Properties (the “Company”) acquired the Hilton Alexandria Old Town, a 241-room upscale full-service hotel located at 1767 King Street Alexandria, VA 22314, for $59.0 million before expenses and prorations. The source of the funding for the acquisition was the Company’s credit facility. The hotel will continue to be operated pursuant to a Hilton franchise agreement and will be managed by Sandcastle Resorts & Hotels, the current manager of the hotel.

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations are generally identifiable by use of the words “believe,” “expected,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the risk factors discussed in the Company’s 2003 Annual Report on Form 10-K and subsequent SEC reports and filings. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

The balance sheets of LNR Alexandria Limited Partnership as of November 30, 2003 and 2002, and the related statements of operations, partners’ capital and cash flows for the years ended November 30, 2003, 2002 and 2001 are set forth in this Report.

LNR Alexandria Limited Partnership

Audited Financial Statements

Unaudited Interim Condensed Financial Statements

Report of Independent Registered Public Accounting Firm

Partners of LNR Alexandria Limited Partnership

We have audited the accompanying balance sheets of LNR Alexandria Limited Partnership (the “Partnership”) as of November 30, 2003 and 2002, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended November 30, 2003. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LNR Alexandria Limited Partnership as of November 30, 2003 and 2002, and the results of its operations and its cash flows for the three years in the period ended November 30, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Memphis, Tennessee

May 6, 2004,

LNR Alexandria Limited Partnership

Balance Sheets

	November 30
	2002	2003
Assets
Cash	$1,323,886	$1,046,920
Escrowed funds	1,615,254	2,345,272
Accounts receivable	524,959	447,074
Prepaid expenses and other assets	173,001	160,978
Inventories	101,201	98,667
Deferred costs, net of accumulated amortization of $168,985 and $230,152 in 2002 and 2003, respectively	271,229	210,062
Real estate assets:
Land	4,970,320	4,970,320
Buildings	23,931,668	23,944,780
Furniture, fixtures, and equipment	8,899,775	9,127,250

	37,801,763	38,042,350
Less accumulated depreciation	(7,095,184)	(9,179,953)

Net real estate assets	30,706,579	28,862,397

Total assets	$34,716,109	$33,171,370

Liabilities and partners’ capital
Mortgage notes payable	$24,871,361	$24,439,165
Other accrued expenses	508,957	652,127
Accrued management fee to related parties	6,667	34
Accounts payable	303,355	308,899

Total liabilities	25,690,340	25,400,225

Partners’ capital:
General partner	180,516	155,424
Limited partner	8,845,253	7,615,721

	9,025,769	7,771,145

Total liabilities and partners’ capital	$34,716,109	$33,171,370

See accompanying notes.

LNR Alexandria Limited Partnership

Statements of Operations

	Year ended November 30
	2001	2002	2003
Revenues:
Hotel operating revenues:
Room	$7,680,068	$8,656,898	$9,191,437
Food and beverage	2,919,673	3,123,618	3,603,281
Other operating department	191,768	156,714	103,872
Interest income	35,595	16,981	25,702
Other income	479,724	600,708	581,689

Total revenues	11,306,828	12,554,919	13,505,981

Expenses:
Hotel operating expenses:
Room	1,848,940	1,875,639	1,906,935
Food and beverage	2,088,501	1,825,050	1,998,634
Other direct	92,667	39,796	26,286
Other indirect	81,208	57,806	86,582
Depreciation	2,533,902	2,569,674	2,087,623
Real estate taxes, personal property taxes, and insurance	537,255	569,987	504,154
General and administrative	1,546,479	1,510,535	1,473,495
Management fees to related parties	532,277	582,181	620,243
Interest	2,033,722	2,071,169	1,997,094
Amortization	82,393	23,290	49,958
Other expenses	1,639,384	1,744,287	1,759,601

Total expenses	13,016,728	12,869,414	12,510,605

Net income (loss)	$(1,709,900)	$(314,495)	$995,376

Net income (loss) allocated to general partners	$(34,198)	$(6,290)	$19,908

Net income (loss) allocated to limited partners	$(1,675,702)	$(308,205)	$975,468

See accompanying notes.

LNR Alexandria Limited Partnership

Statements of Partners’ Capital

	General Partners		Limited Partners
	LNR Alexandria Holdings, Inc.	Flautt/ Alexandria, Inc.	Alexandria LP-II, Inc.	Flautt/ Alexandria, Inc.	Total
Partners’ capital at November 30, 2000	$108,002	$108,002	$8,532,130	$2,052,030	$10,800,164
Contributions	5,000	5,000	395,000	95,000	500,000
Net loss	(17,099)	(17,099)	(1,350,821)	(324,881)	(1,709,900)

Partners’ capital at November 30, 2001	95,903	95,903	7,576,309	1,822,149	9,590,264
Distributions	(2,500)	(2,500)	(197,500)	(47,500)	(250,000)
Net loss	(3,145)	(3,145)	(248,451)	(59,754)	(314,495)

Partners’ capital at November 30, 2002	90,258	90,258	7,130,358	1,714,895	9,025,769
Distributions	(22,500)	(22,500)	(1,777,500)	(427,500)	(2,250,000)
Net income	9,954	9,954	786,347	189,121	995,376

Partners’ capital at November 30, 2003	$77,712	$77,712	$6,139,205	$1,476,516	$7,771,145

See accompanying notes.

LNR Alexandria Limited Partnership

Statements of Cash Flows

	Year ended November 30
	2001	2002	2003
Cash flows from operating activities
Net (loss) income	$(1,709,900)	$(314,495)	$995,376
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,557,202	2,592,964	2,137,581
Amortization of deferred loan costs	59,093	59,093	59,093
Changes in operating assets and liabilities:
Escrowed funds	(399,229)	(607,381)	(730,018)
Accounts receivable, net	288,566	29,089	77,885
Prepaid expenses and other assets	(71,404)	1,236	(35,860)
Inventories	31,643	(858)	2,534
Accounts payable and accrued expenses	(693,231)	140,543	142,081

Net cash provided by operating activities	62,740	1,900,191	2,648,672

Cash flows from investing activities
Purchases of real estate assets	(334,674)	(19,392)	(243,442)

Net cash used in investing activities	(334,674)	(19,392)	(243,442)

Cash flows from financing activities
Repayment on mortgage notes payable	(369,809)	(399,788)	(432,196)
Capital contributions	500,000	—	—
Capital distributions	—	(250,000)	(2,250,000)

Net cash (used in) provided by financing activities	130,191	(649,788)	(2,682,196)

Increase (decrease) in cash	(141,743)	1,231,011	(276,966)
Cash, beginning of year	234,618	92,875	1,323,886

Cash, end of year	$92,875	$1,323,886	$1,046,920

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,974,629	$2,012,076	$1,938,001

See accompanying notes.

LNR Alexandria Limited Partnership

Notes to Financial Statements

1. Business and Organization

The LNR Alexandria Limited Partnership (the “Partnership”) was formed on June 30, 1998, under the laws of the State of Virginia for the purpose of owning and operating a hotel known as the Hilton Old Town Alexandria (“hotel”) in Alexandria, Virginia. The Partnership shall continue in full force and effect until December 31, 2048, unless dissolved sooner by election of the partners or liquidation of all the partnership property.

Allocation of Net Income or Losses

Profit and loss of the Partnership for each fiscal period shall be allocated among the partners in the following percentage: Limited Partners - 98% and General Partners - 2%. The Partnership did not issue partnership units in connection with the formation of the Partnership.

The partnership agreement sets forth the basis for capital contributions and distributions to the partners, including the allocation of profits and losses.

The limited partners’ share of the profit and loss of the Partnership (98%) shall be allocated to each of the limited partners in the ratio which the percentage of participation owned by each of them bears to 100% of the participation owned by the limited partners.

Losses shall not be allocated to a limited partner to the extent that such allocation would cause a deficit in such partner’s capital account. Any loss in excess of the limitation shall be allocated to the general partners. After the occurrence of an allocation of loss to the general partners, profit shall be allocated to such partner in an amount necessary to offset the loss previously allocated to the partner.

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Escrowed Funds

The Partnership pays escrow amounts each month for real estate taxes and a reserve for future investments for furniture, fixtures and equipment.

Inventories

Inventories, consisting predominantly of food and beverages, are stated at the lower of cost or market (first-in, first-out method).

Real Estate Assets

The Partnership’s investment in real estate assets is recorded at cost. Depreciation is calculated to amortize the cost of real estate assets over their estimated useful lives using the straight-line method. The estimated useful lives of buildings and furniture, fixtures and equipment is 30 years and 2 to 20 years, respectively.

Upon the retirement or disposition of real estate assets, the related asset cost and accumulated depreciation are removed from the accounts, and any gain or loss is reflected in the Partnership’s statements of operations.

Expenditures for normal repairs and maintenance are expensed. Renewals and betterments that affect the nature of an asset or increase its useful life are capitalized.

The Partnership periodically evaluates the carrying values of real estate assets to be held and used when events or changes in circumstance warrant such a review. The carrying value of a real estate asset is considered impaired when the projected undiscounted future cash flow of such asset is less than its carrying value. Management believes that no impairments exist as of November 30, 2001, 2002 and 2003, and accordingly, no write down has been recognized.

Accounts Receivable

The Partnership’s accounts receivable are primarily generated by guest room rentals. Receivables arising from these sales are not collateralized but generally consist of credit card transactions. Credit risk associated with the accounts receivable is minimized due to the large and diverse nature of the customer base and the credit card nature of the transactions.

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Costs

Franchise costs are capitalized and amortized over 15 years and loan costs are capitalized and amortized over 84.5 months. Amortization expense for franchise costs was $1,607 for the years ended November 30, 2001, 2002 and 2003, and is classified as depreciation and amortization expense on the accompanying statements of operations. Amortization expense for deferred loan costs was $59,093 for the years ended November 30, 2001, 2002 and 2003, and is included in interest expense in the statements of operations.

Advertising Costs

The Partnership expenses advertising costs as incurred. Such amounts are included in other expenses in the accompanying statements of operations. Advertising expense was approximately $22,000, $52,000, and $12,000 for the years ended November 30, 2001, 2002, and 2003, respectively.

Revenue Recognition

Revenue is recognized when services are rendered.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

3. Mortgage Notes Payable

Maturities of mortgage notes payable as of November 30, 2003, are as follows:

2004	$464,206
2005	501,838
2006	542,519
2007	22,930,602

$24,439,165

Effective February 17, 2000, upon completion of construction, the Partnership entered into a mortgage loan agreement with MONY for $25,900,000 and repaid all unpaid principal and interest under the construction loan. The mortgage loan bears interest at a fixed rate of 7.82% per annum. Monthly payments of $196,822, which include principal and interest based on a 25-year amortization schedule, are payable until the maturity date of March 1, 2007, at which time all unpaid principal and interest are due. The mortgage loan is secured by, among other things, a first priority lien on the real property, as defined in the loan agreement and assignments of rents.

4. Commitments and Contingencies

Franchise Agreement

The hotel is operated as a Hilton Hotel under a franchise agreement with Hilton Inns, Inc. (“Hilton”). The term of the franchise agreement is 15 years from the date of opening unless otherwise extended or terminated. The agreement provides for the Partnership to pay Hilton a franchise fee in accordance with the following schedule, beginning with the opening of the hotel:

Year 1	2% of gross room revenues
Year 2	3% of gross room revenues
Year 3	3% of gross room revenues
Year 4-15	4% of gross room revenues

Franchise fees for the years ended November 30, 2001, 2002 and 2003, were approximately $218,000, $260,000 and $350,000, respectively, and are included in administrative and general expenses in the statements of operations.

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

4. Commitments and Contingencies (continued)

Additionally, the franchise agreement requires the Partnership to pay a monthly advertising fee limited to an annual maximum of $100,000 subject to increase each year based on the Consumer Price Index increase. The fee is to be paid in accordance with the following schedule beginning with the opening of the hotel:

Year 1	.25% of gross room revenues
Year 2	.5% of gross room revenues
Year 3-15	1% of gross room revenues

Advertising fees were approximately $33,000, $79,000, and $92,000 for the years ended November 30, 2001, 2002, and 2003, respectively, and are included in other expenses in the statements of operations.

5. Related Party Transactions

The Partnership has entered into a management agreement with Sandcastle Resorts and Hotels (“Sandcastle”), an affiliate of Flautt/Alexandria, Inc., a general partner, to provide management services. The Partnership pays a basic fee of 4% of gross revenues. The Partnership incurred $452,273, $502,177 and $540,239, respectively, for such property management fees.

The Partnership is obligated to pay an annual asset management fee of $80,000 to LNR Alexandria Holdings, Inc. (LAH), a general partner, as long as the property is held by the Partnership. The fee is payable in equal monthly installments of $6,667. During each of 2001, 2002, and 2003, fees of $80,004 were expensed.

The balance due to related parties as of November 30, 2002 and 2003 totaled $6,667 and $34, respectively.

If the sale of the hotel is closed by May 31, 2004, the Partnership will pay Flautt/Alexandria, Inc. a $300,000 fee. (See Note 11.)

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

6. Income Taxes

Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

The following is a reconciliation of reported net income (loss) and Federal taxable income (loss):

	2001	2002	2003
Net income (loss) as reported	$(1,709,900)	$(314,494)	$995,376
Add (deduct):
Depreciation differences	(228,263)	(99,388)	126,380
Meals and entertainment	—	21,297	33,151
Amortization differences	(88,484)	(88,481)	(62,284)
Guaranteed payments	80,004	80,004	80,004
Other	(49,930)	(13,070)	57,054

Federal taxable income (loss)	$(1,996,573)	$(414,132)	$1,229,681

The following is a reconciliation between the Partnership’s reported amounts and Federal tax basis of net assets as of November 30, 2003:

Net assets as reported	$7,771,145
Accumulated depreciation	(13,611)
Organizational cost	291,656
Accrued expenses	57,054

Net assets – Federal tax basis	$8,106,244

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

7. Employee Benefit Plan

Employees of the Partnership are eligible to participate in the multi-employer Sandcastle 401(k) Retirement Plan (the “Plan”). The Plan covers all full-time employees of the Partnership who are at least 21 years of age and have completed at least one month of service. The maximum contributions for 2003 under applicable IRS regulations were $12,000 per participant. The Partnership matches 50% of qualified participant contributions up to a maximum of 3% of each participant’s qualifying compensation. Contribution expense related to the Plan was approximately $18,000, $15,000, and $12,000 for the years ended November 30, 2001, 2002, and 2003, respectively. Effective January 1, 1999, employer contributions vest at 20% per year for each year of service, becoming fully vested in the fifth year of service.

8. Real Estate and Accumulated Depreciation Hilton Alexandria Old Town

The Partnership has one hotel property. The hotel was constructed and acquired in the year 2000. The hotel property is being depreciated over useful lives ranging 2-30 years. The hotel has a first mortgage note encumbrance of $24,439,165 as of November 30, 2003. The following information relates to the hotel property (in thousands).

	Land	Building and Improvements	Furniture, Fixtures and Equipment	Total
Initial cost	$4,970	$23,932	$8,186	$37,088
Cost capitalized subsequent to acquisition	—	13	941	954

Gross amounts	$4,970	$23,945	$9,127	$38,042

The hotel real estate assets as of November 30, 2003, were as follows (in thousands):

Real estate assets	$38,042
Accumulated depreciation	(9,180)

Net book value	$28,862

LNR Alexandria Limited Partnership

Notes to Financial Statements (continued)

9. Other Income

Other income included the following:

	2001	2002	2003
Business center	$166	$2,899	$3,435
Gift shop rent	6,000	6,000	6,000
Movie	42,722	52,513	61,039
Games	2,364	2,358	1,816
Laundry and valet	15,383	19,839	14,712
Parking and miscellaneous	393,949	466,301	443,198
Pool	16,000	48,000	48,000
Vending	3,140	2,798	3,489

	$479,724	$600,708	$581,689

10. Other Expenses

Other expenses included the following:

	2001	2002	2003
Advertising and promotion	$777,789	$820,766	$770,615
Utilities	393,623	371,807	427,031
Maintenance and repairs	467,972	551,714	550,073
Other	—	—	11,882

	$1,639,384	$1,744,287	$1,759,601

11. Subsequent Events

On February 26, 2004, the Partnership notified MONY of its intention to prepay the loan without penalty (See Note 3) in accordance with the terms of the loan. The Partnership intends to pay the loan in 2004 with the proceeds from the sale of the hotel.

On May 6, 2004, the Partnership entered into an agreement to sell the hotel to LaSalle Hotel Operating Partnership L.P. Upon the closing of the sale of the hotel the fee due to Flautt/Alexandria, Inc. discussed in Note 5 will be payable.

LNR Alexandria Limited Partnership

Balance Sheet (Unaudited)

March 31 2004
Assets
Cash	$1,253,585
Escrowed funds	2,319,422
Accounts receivable	503,802
Prepaid expenses and other assets	201,587
Inventories	88,574
Deferred costs, net of accumulated amortization of $248,386	191,828
Real estate assets:
Land	4,970,320
Buildings	23,944,780
Furniture, fixtures, and equipment	9,127,250

38,042,350
Less accumulated depreciation	(9,871,476)

Net real estate assets	28,170,874

Total assets	$32,729,672

Liabilities and partners’ capital
Mortgage notes payable	$24,287,449
Other accrued expenses	726,153
Accrued management fee to related parties	61,932
Accounts payable	224,526

Total liabilities	25,300,060

Partners’ capital:
General partner	148,592
Limited partner	7,281,020

7,429,612

Total liabilities and partners’ capital	$32,729,672

See accompanying notes.

LNR Alexandria Limited Partnership

Statements of Operations (Unaudited)

	Four months ended March 31
	2003	2004
Revenues:
Hotel operating revenues:
Room	$2,558,802	$2,933,305
Food and beverage	1,090,669	1,136,182
Other operating department	35,014	36,922
Interest income	7,263	9,402
Other income	167,246	224,744

Total revenues	3,858,994	4,340,555

Expenses:
Hotel operating expenses:
Room	558,653	680,507
Food and beverage	637,799	670,147
Other direct	10,195	12,374
Other indirect	27,338	22,377
Depreciation	727,619	691,523
Real estate taxes, personal property taxes, and insurance	196,787	187,904
General and administrative	402,589	524,990
Management fees to related parties	181,028	200,041
Interest	672,981	653,270
Amortization	536	536
Other expenses	598,809	600,919

Total expenses	4,014,334	4,244,588

Net income (loss)	$(155,340)	$95,967

Net income (loss) allocated to general partners	$(3,108)	$1,918

Net income (loss) allocated to limited partners	$(152,232)	$94,049

See accompanying notes.

LNR Alexandria Limited Partnership

Statements of Cash Flows (Unaudited)

	Four months ended March 31
	2003	2004
Cash flows from operating activities
Net (loss) income	$(155,340)	$95,967
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	728,155	692,059
Amortization of deferred loan costs	17,698	17,698
Changes in operating assets and liabilities:
Escrowed funds	(314,979)	25,850
Accounts receivable, net	(132,498)	(56,728)
Prepaid expenses and other assets	28,834	(40,609)
Inventories	(3,025)	10,093
Accounts payable and accrued expenses	37,545	51,551

Net cash provided by operating activities	206,390	795,881

Cash flows from investing activities
Purchases of real estate assets	(23,801)	—

Net cash used in investing activities	(23,801)	—

Cash flows from financing activities
Repayment on mortgage notes payable	(140,339)	(151,716)
Capital distributions	(547,866)	(437,500)

Net cash (used in) provided by financing activities	(688,205)	(589,216)

Increase (decrease) in cash	(505,616)	206,665
Cash, beginning of period	1,323,886	1,046,920

Cash, end of period	$818,270	$1,253,585

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$655,282	$635,572

See accompanying notes.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited)

1. Business and Organization

The LNR Alexandria Limited Partnership (the “Partnership”) was formed on June 30, 1998, under the laws of the State of Virginia for the purpose of owning and operating a hotel known as the Hilton Old Town Alexandria (“hotel”) in Alexandria, Virginia. The Partnership shall continue in full force and effect until December 31, 2048, unless dissolved sooner by election of the partners or liquidation of all the partnership property.

Allocation of Net Income or Losses

Profit and loss of the Partnership for each fiscal period shall be allocated among the partners in the following percentage: Limited Partners - 98% and General Partners - 2%. The Partnership did not issue partnership units in connection with the formation of the Partnership.

The partnership agreement sets forth the basis for capital contributions and distributions to the partners, including the allocation of profits and losses.

The limited partners’ share of the profit and loss of the Partnership (98%) shall be allocated to each of the limited partners in the ratio which the percentage of participation owned by each of them bears to 100% of the participation owned by the limited partners.

Losses shall not be allocated to a limited partner to the extent that such allocation would cause a deficit in such partner’s capital account. Any loss in excess of the limitation shall be allocated to the general partners. After the occurrence of an allocation of loss to the general partners, profit shall be allocated to such partner in an amount necessary to offset the loss previously allocated to the partner.

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

Escrowed Funds

The Partnership pays escrow amounts each month for real estate taxes and a reserve for future investments for furniture, fixtures and equipment.

Inventories

Inventories, consisting predominantly of food and beverages, are stated at the lower of cost or market (first-in, first-out method).

Real Estate Assets

The Partnership’s investment in real estate assets is recorded at cost. Depreciation is calculated to amortize the cost of real estate assets over their estimated useful lives using the straight-line method. The estimated useful lives of buildings and furniture, fixtures and equipment is 30 years and 2 to 20 years, respectively.

Upon the retirement or disposition of real estate assets, the related asset cost and accumulated depreciation are removed from the accounts, and any gain or loss is reflected in the Partnership’s statements of operations.

Expenditures for normal repairs and maintenance are expensed. Renewals and betterments that affect the nature of an asset or increase its useful life are capitalized.

The Partnership periodically evaluates the carrying values of real estate assets to be held and used when events or changes in circumstance warrant such a review. The carrying value of a real estate asset is considered impaired when the projected undiscounted future cash flow of such asset is less than its carrying value. Management believes that no impairments exist and accordingly, no write down has been recognized.

Accounts Receivable

The Partnership’s accounts receivable are primarily generated by guest room rentals. Receivables arising from these sales are not collateralized but generally consist of credit card transactions. Credit risk associated with the accounts receivable is minimized due to the large and diverse nature of the customer base and the credit card nature of the transactions.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

2. Summary of Significant Accounting Policies (continued)

Deferred Costs

Franchise costs are capitalized and amortized over 15 years and loan costs are capitalized and amortized over 84.5 months. Amortization expense for franchise costs was $536 for the four months ended March 31, 2003 and 2004, and is classified as depreciation and amortization expense on the accompanying statements of operations. Amortization expense for deferred loan costs was $17,698 for the four months ended March 31, 2003 and 2004, and is included in interest expense in the statements of operations.

Advertising Costs

The Partnership expenses advertising costs as incurred. Such amounts are included in other expenses in the accompanying statements of operations. Advertising expense was approximately $4,000, and $6,000 for the four months ended March 31, 2003 and 2004, respectively.

Revenue Recognition

Revenue is recognized when services are rendered.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Interim Financial Presentation

The accompanying unaudited financial statements as of March 31, 2004 and for the four months ended March 31, 2003 and 2004 have been prepared in accordance with U.S. generally accepted accounting principals. In the opinion of management, all adjustments, consisting only of recurring accruals, considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

3. Mortgage Notes Payable

Maturities of mortgage notes payable as of March 31, 2004, are as follows:

2004	$312,490
2005	501,838
2006	542,519
2007	22,930,602

$24,287,449

Effective February 17, 2000, upon completion of construction, the Partnership entered into a mortgage loan agreement with MONY for $25,900,000 and repaid all unpaid principal and interest under the construction loan. The mortgage loan bears interest at a fixed rate of 7.82% per annum. Monthly payments of $196,822, which include principal and interest based on a 25-year amortization schedule, are payable until the maturity date of March 1, 2007, at which time all unpaid principal and interest are due. The mortgage loan is secured by, among other things, a first priority lien on the real property, as defined in the loan agreement and assignments of rents.

On February 26, 2004, the Partnership notified MONY of its intention to prepay the loan without penalty in accordance with the terms of the loan. The Partnership intends to pay the loan in 2004 with the proceeds from the sale of the hotel (See note 11).

4. Commitments and Contingencies

Franchise Agreement

The hotel is operated as a Hilton Hotel under a franchise agreement with Hilton Inns, Inc. (“Hilton”). The term of the franchise agreement is 15 years from the date of opening unless otherwise extended or terminated. The agreement provides for the Partnership to pay Hilton a franchise fee in accordance with the following schedule, beginning with the opening of the hotel:

Year 1	2% of gross room revenues
Year 2	3% of gross room revenues
Year 3	3% of gross room revenues
Year 4-15	4% of gross room revenues

Franchise fees for the four months ended March 31, 2003 and 2004, were approximately $77,000 and $117,000, respectively, and are included in administrative and general expenses in the statements of operations.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

4. Commitments and Contingencies (continued)

Additionally, the franchise agreement requires the Partnership to pay a monthly advertising fee limited to an annual maximum of $100,000 subject to increase each year based on the Consumer Price Index increase. The fee is to be paid in accordance with the following schedule beginning with the opening of the hotel:

Year 1	.25% of gross room revenues
Year 2	.5% of gross room revenues
Year 3-15	1% of gross room revenues

Advertising fees were approximately $26,000 and $29,000 for the four months ended March 31, 2003 and 2004, respectively, and are included in other expenses in the statements of operations.

5. Related Party Transactions

The Partnership has entered into a management agreement with Sandcastle Resorts and Hotels (“Sandcastle”), an affiliate of Flautt/Alexandria, Inc., a general partner, to provide management services. The Partnership pays a basic fee of 4% of gross revenues. The Partnership incurred $154,360 and $173,373 for the four months ended March 31, 2003 and 2004, respectively, for such property management fees.

The Partnership is obligated to pay an annual asset management fee of $80,000 to LNR Alexandria Holdings, Inc. (LAH), a general partner, as long as the property is held by the Partnership. The fee is payable in equal monthly installments of $6,667. During each of the four months ended March 31, 2003 and 2004, fees of $26,668 were expensed.

The balance due to related parties as of March 31, 2004 totaled $61,392.

The Partnership paid Flautt/Alexandria, Inc. a $300,000 fee upon the closing of the sale of the hotel on May 28, 2004 (See Note 11).

6. Income Taxes

Taxable income or loss of the Partnership is reported in the income tax returns of its partners. Accordingly, no provision for income taxes is made in the financial statements of the Partnership.

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

7. Employee Benefit Plan

Employees of the Partnership are eligible to participate in the multi-employer Sandcastle 401(k) Retirement Plan (the “Plan”). The Plan covers all full-time employees of the Partnership who are at least 21 years of age and have completed at least one month of service. The maximum contributions for 2003 under applicable IRS regulations were $12,000 per participant. The Partnership matches 50% of qualified participant contributions up to a maximum of 3% of each participant’s qualifying compensation. Effective January 1, 1999, employer contributions vest at 20% per year for each year of service, becoming fully vested in the fifth year of service.

8. Real Estate and Accumulated Depreciation Hilton Alexandria Old Town

The Partnership has one hotel property. The hotel was constructed and acquired in the year 2000. The hotel property is being depreciated over useful lives ranging 2-30 years. The hotel has a first mortgage note encumbrance of $24,287,449 as of March 31, 2004. The following information relates to the hotel property (in thousands).

	Land	Building and Improvements	Furniture, Fixtures and Equipment	Total
Initial cost	$4,970	$23,932	$8,186	$37,088
Cost capitalized subsequent to acquisition	—	13	941	954

Gross amounts	$4,970	$23,945	$9,127	$38,042

The hotel real estate assets as of March 31, 2004, were as follows (in thousands):

Real estate assets	$38,042
Accumulated depreciation	(9,871)

Net book value	$28,171

LNR Alexandria Limited Partnership

Notes to Interim Financial Statements (Unaudited) (continued)

9. Other Income

Other income included the following:

	Four months ended March 31
	2003	2004
Business center	$818	$180
Gift shop rent	2,000	500
Movie	19,428	20,871
Games	777	203
Laundry and valet	2,986	4,757
Parking and miscellaneous	124,069	180,791
Pool	16,000	16,368
Vending	1,168	1,074

	$167,246	$224,744

10. Other Expenses

Other expenses included the following:

	Four months ended March 31
	2003	2004
Advertising and promotion	$265,239	$249,758
Utilities	147,448	155,665
Maintenance and repairs	180,820	195,496
Other	5,302	—

	$598,809	$600,919

11. Subsequent Events

On May 6, 2004, the Partnership entered into an agreement to sell the hotel to LaSalle Hotel Operating Partnership L.P. The closing of the sale occurred on May 28, 2004 at which time the fee due to Flautt/Alexandria, Inc. discussed in Note 5 was paid.

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Information

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004 is presented as if the acquisition of the Hilton Old Town Alexandria occurred on March 31, 2004.

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Hilton Old Town Alexandria have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transaction had been completed as of March 31, 2004, nor is it indicative of future financial positions of the Company.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	(A)	(B)
	Historical	Hilton Old Town Alexandria	Pro Forma
Assets:
Investment in hotel properties, net	$674,893	$59,216	$734,109
Property under development	15,850	—	15,850
Investment in joint venture	3,240	—	3,240
Cash and cash equivalents	9,203	11	9,214
Restricted cash reserves	11,604	—	11,604
Rent receivable	936	—	936
Notes receivable	483	—	483
Hotel receivables (net of allowance for doubtful accounts of approximately $405)	10,290	79	10,369
Deferred financing costs, net	4,688	—	4,688
Deferred tax asset	13,373	—	13,373
Prepaid expenses and other assets	11,443	122	11,565
Assets held for sale or disposed of, net	26,492	—	26,492

Total assets	$782,495	$59,428	$841,923

Liabilities and Shareholders’ Equity:
Borrowings under credit facilities	$82,500	$59,216	$141,716
Bonds payable	42,500	—	42,500
Mortgage loans	179,283	—	179,283
Accounts payable and accrued expenses	30,387	209	30,596
Advance deposits	4,291	3	4,294
Accrued interest	985	—	985
Distributions payable	4,885	—	4,885
Liabilities of assets held for sale or disposed of	1,324	—	1,324

Total liabilities	346,155	59,428	405,583

Minority interest in LaSalle Hotel Operating Partnership, L.P.	5,579	—	5,579
Minority interest in other partnerships	10	—	10

Commitments and contingencies	—	—	—

Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized,
10 1/4 % Series A - 3,991,900 shares issued and outstanding at March 31, 2004	40	—	40
8 3/8 % Series B - 1,100,000 shares issued and outstanding at March 31, 2004	11	—	11
Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 24,617,395 shares issued and 24,543,208 shares outstanding at March 31, 2004	247	—	247
Additional paid-in capital, including offering costs of $28,483 at March 31, 2004	492,893	—	492,893
Deferred compensation	(3,061)	—	(3,061)
Accumulated other comprehensive loss	(475)	—	(475)
Distributions in excess of retained earnings	(57,569)	—	(57,569)
Common shares held in treasury, 74,187 shares outstanding at March 31, 2004	(1,335)	—	(1,335)

Total shareholders’ equity	430,751	—	430,751

Total liabilities and shareholders’ equity	$782,495	$59,428	$841,923

See notes to pro forma consolidated balance sheet.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheet

As of March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the unaudited Consolidated Balance Sheet of the Company as of March 31, 2004 as filed on Form 10-Q.

(B)	Represents the purchase of the Hilton Old Town Alexandria as if it had occurred on March 31, 2004 for $59,000 plus transaction expenses of approximately $216. The source of the funding for the acquisition was the Company’s credit facility.

The following are the detailed balances comprising of:

Land	$11,079
Building and improvements	45,539
Furniture and equipment	2,598

Investment in Hilton Old Town Alexandria	$59,216

Prepaid real estate taxes	$26
Prepaid maintenance	5
Other receivables - due from seller	57
Prepaid other	34

Prepaid expenses and other assets	$122

Accrued personal property taxes	$24
Accrued utilities	19
Accrued vacation	108
Accrued benefits	58

Accounts payable and accrued expenses	$209

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 is presented as if the following acquisitions (together the “Acquired Hotels”) had been consummated and leased as of January 1, 2003.

•	Lansdowne Resort (purchased June 2003)

•	Hotel George (purchased September 2003)

•	Indianapolis Marriott Downtown (purchased February 2004)

•	Hilton Old Town Alexandria (purchased May 2004)

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on form 10-K for the year ended December 31, 2003, the audited financial statements of LNR Alexandria Limited Partnership included herein, and with the Company’s prior filings under form 8-K/A dated June 20, 2003 related to the Lansdowne Resort acquisition, form 8-K/A dated September 18, 2003 related to the Hotel George acquisition, and form 8-K/A dated March 3, 2004 related to the Indianapolis Marriott Downtown acquisition. In management’s opinion, all adjustments necessary to reflect the effects of the acquisitions have been made.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2003, nor is it indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A)	(B)	(C)	(D)
	Historical	Acquisitions of Hotel Properties	Acquisition Interest Expense	Acquisition Income Tax Expense/ Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$92,951	$40,757	$—	$—	$133,708
Food and beverage revenue	56,266	23,437	—	—	79,703
Other operating department revenue	16,941	8,369	—	—	25,310

Total hotel operating revenues	166,158	72,563	—	—	238,721
Participating lease revenue	21,284	—	—	—	21,284
Other income	919	582	—	—	1,501

Total revenues	188,361	73,145	—	—	261,506

Expenses:
Hotel operating expenses:
Room	25,069	9,362	—	—	34,431
Food and beverage	40,256	15,887	—	—	56,143
Other direct	9,371	5,038	—	—	14,409
Other indirect	48,389	18,793	—	—	67,182

Total hotel operating expenses	123,085	49,080	—	—	172,165

Depreciation and other amortization	31,665	9,402	—	—	41,067
Real estate taxes, personal property taxes and insurance	9,347	2,793	—	—	12,140
Ground rent	3,561	—	—	—	3,561
General and administrative	7,292	92	—	—	7,384
Amortization of deferred financing costs	2,399	—	—	—	2,399
Impairment of investment in hotel property	2,453	—	—	—	2,453
Lease termination, advisory transition, subsidiary purchase and contingent lease termination expense	10	—	—	—	10
Other expenses	251	—	—	—	251

Total operating expenses	180,063	61,367	—	—	241,430

Operating income	8,298	11,778	—	—	20,076
Interest income	353	26	—	—	379
Interest	(12,651)	(1,883)	(7,392)	—	(21,926)

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	(4,000)	9,921	(7,392)	—	(1,471)
Income tax benefit (expense)	5,605	(62)	—	(865)	4,678

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	1,605	9,859	(7,392)	(865)	3,207
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(40)	—	—	(33)	(73)

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	1,565	9,859	(7,392)	(898)	3,134
Equity in earnings of unconsolidated entities	304	—	—	—	304

Income (loss) before discontinued operations	1,869	9,859	(7,392)	(898)	3,438
Discontinued operations:
Income from operations of property disposed of	(209)	—	—	—	(209)
Income from operations of property held for sale	1,261	—	—	—	1,261
Gain on sale of property dispositions, net of losses	36,662	—	—	—	36,662
Minority interest	(779)	—	—	—	(779)
Income tax benefit	37	—	—	—	37

Net income from discontinued operations	36,972	—	—	—	36,972
Net income (loss)	38,841	9,859	(7,392)	(898)	40,410
Distributions to preferred shareholders	(10,805)	—	—	—	(10,805)

Net income (loss) applicable to common shareholders	$28,036	$9,859	$(7,392)	$(898)	$29,605

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$(0.46)				$(0.38)
Discontinued operations	1.85				1.85

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$1.39				$1.47

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.44)				$(0.36)
Discontinued operations	1.81				1.81

Net income applicable to common shareholders	$1.37				$1.45

Weighted average number common shares outstanding:
Basic	20,030,723				20,030,723
Diluted	20,487,406				20,487,406

See notes to pro forma consolidated statement of operations.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s Consolidated Statement of Operations for the year ended December 31, 2003. Effective January 16, 2004, the Company entered into an exclusive listing agreement for the sale of the Omaha Marriott property, and the asset was classified as held for sale at that time. As a result, certain reclassifications from the amounts reported in the Company’s consolidated statement of operations as filed on form 10-K for the year ended December 31, 2003 have been made to discontinued operations, and the related income statement line items, to conform with the March 31, 2004 pro forma financial statements included in this form 8-K/A.

(B)	Pro forma net income for the Hilton Old Town Alexandria acquisition is presented for the fiscal year ended November 30, 2003 of LNR Alexandria Limited Partnership (the “Seller”). The Company considered the Seller’s results of operations for the months ended December 31, 2002 and 2003 for pro forma income statement purposes, and deemed the adjustment to the Seller’s historical results of operations to be immaterial for the period presented. Pro forma net income for the Indianapolis Marriott Downtown acquisition is presented for the year ended December 31, 2003. Pro forma net income for the Lansdowne Resort and the Hotel George acquisitions are presented from January 1, 2003 to their respective acquisition dates. Results of operations for the Lansdowne Resort and the Hotel George subsequent to their acquisition dates are reflected in the Company’s historical Consolidated Statement of Operations for the year ended December 31, 2003. Pro forma net income from acquisitions of hotel properties are as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Historical net income (1)	$2,367	$695	$3,370	$995	$7,427

Adjustments to historical net income:
Add: Depreciation (2)	—	580	4,981	2,088	7,649
Amortization (2)	—	166	156	50	372
Interest expense (3)	—	355	1,897	1,997	4,249
Management fee expense (4)	—	—	200	—	200
Recognition of golf membership fees (5)	403	—	—	—	403
Other (6)	792	—	—	80	872

Less: Depreciation on acquisition cost basis (7)	(1,545)	(635)	(5,184)	(2,038)	(9,402)
Interest expense (3)	(1,883)	—	—	—	(1,883)
Property insurance (8)	—	(28)	—	—	(28)

Pro forma net income adjustment from acquired hotels	$134	$1,133	$5,420	$3,172	$9,859

(1)	Represents historical net income and the hotel operations for the predecessor owners of the Acquired Hotels. Historical net income for the Hilton Old Town Alexandria and the Indianapolis Marriott Downtown are based on audited financial statements for the fiscal year ended November 30, 2003 and December 31, 2003, respectively. Historical net income for the Lansdowne Resort and the Hotel George are based on the pro rata share of historical net income reflected in the hotel operating statements for the six months ended June 30, 2003 and the nine months ended September 30, 2003, respectively.

(2)	Adjustment for historical depreciation basis and amortization of deferred loan costs included in 2003 historical net income of the Hilton Old Town Alexandria, Hotel George, and the Indianapolis Marriott Downtown. Depreciation and amortization are not included in the 2003 historical net income for the Lansdowne Resort, and therefore no adjustment is necessary. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation of the Acquired Hotels (see (7) below).
(3)	Adjustment for interest expense on the respective predecessor owner’s mortgage notes included in 2003 historical net income for the Hilton Old Town Alexandria, Hotel George and the Indianapolis Marriott Downtown. The Company did not assume the mortgage notes for these properties. The Company assumed the outstanding mortgage note on the Lansdowne Resort, which interest is not included in the Lansdowne Resort 2003 historical net income. The adjustment for the Lansdowne Resort interest expense represents the Company’s pro rata share of interest on the assumed mortgage note from January 1, 2003 to the acquisition date.
(4)	Adjustment for incentive management fee expense included in 2003 historical net income for the Indianapolis Marriott Downtown. The Company entered into a new management agreement with the hotel operator that revised the incentive management fee structure, which would have resulted in no incentive management fee for the property in 2003. Management fees for the Hilton Old Town Alexandria, the Lansdowne Resort, and the Hotel George included in 2003 historical net income are comparable to what the Company would have incurred and therefore no adjustment is deemed necessary.
(5)	Adjustment to reflect the Company’s policy of recognizing the revenue associated with the Lansdowne Resort golf memberships over an estimated 6-year membership life. The $403 is classified as other operating department revenue on the accompanying pro forma consolidated statement of operations.
(6)	Adjustment for related party asset management fees of the respective predecessor owners included in 2003 historical net income, which will not be incurred by the Company subsequent to the acquisitions.

(7)	Represents full year depreciation for the Hilton Old Town Alexandria and the Indianapolis Marriott Downtown, and pro rata depreciation for the Lansdowne Resort and the Hotel George, based on the purchase price allocation of the operating real and personal property of the Acquired Hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The portion of the cumulative depreciable basis for the Hilton Old Town Alexandria allocated to building and improvements and furniture and equipment is $45,539 and $2,598, resulting in depreciation of $1,518 and $520, respectively.
(8)	Adjustment for the Company’s internal estimate of the additional pro rata cost of insuring the replacement value of the Hotel George. Property insurance for the Hilton Old Town Alexandria, the Lansdowne Resort, and the Indianapolis Marriott Downtown included in 2003 historical net income of the respective predecessor owners are comparable to what the Company would have incurred and therefore no adjustment is deemed necessary.

(C)	Represents the Company’s estimated full year interest expense for the Hilton Old Town Alexandria and the Indianapolis Marriott Downtown, and the pro rata interest expense for the Lansdowne Resort and the Hotel George, on proceeds from borrowings under the Company’s credit facility to finance the acquisitions as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Proceeds from borrowing under the Company’s credit facility	$55,568	$24,446	$106,118	$59,216	$245,348

Net acquisition interest expense	$962	$642	$3,715	$2,073	$7,392

The amount borrowed for the Lansdowne Resort purchase represents a partial funding of the acquisition. The Company assumed the outstanding mortgage note on the Lansdowne Resort, and the related interest expense is reflected in the pro forma net income adjustment from acquired hotels. Interest expense on the borrowings under the Company’s credit facility is based on the Company’s weighted average interest rate for the respective periods of approximately 3.8%, and is net of estimated unused commitment fees of $106, $70, $403 and $225 for the Lansdowne Resort, Hotel George, Indianapolis Marriott Downtown and the Hilton Old Town Alexandria, respectively.

(D)	Represents the expected income tax expense and minority interest effect from the Acquired Hotels. As a wholly owned taxable-REIT subsidiary of the Company, LaSalle Hotel Lessee, Inc. (“LHL”) is required to pay taxes at the applicable rates. To calculate the income tax expense expected to be realized by LHL, REIT expenses included in the pro forma net income adjustment from acquired hotels are added back, and participating lease expense is deducted, to arrive at LHL net income from the Acquired Hotels. Income tax expense and minority interest are calculated assuming the hotels had been leased to LHL as of January 1, 2003 as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Pro forma net income adjustment from acquired hotels	$134	$1,133	$5,420	$3,172	$9,859

Add: Depreciation	1,545	635	5,184	2,038	9,402
Real estate taxes, personal property taxes and insurance	597	267	1,425	504	2,793
Interest expense on assumed mortgage loan	1,883	—	—	—	1,883
General and administrative	—	43	—	—	43
Local franchise income tax	—	62	—	—	62

Less: Participating lease expense (1)	(3,779)	(1,500)	(11,237)	(5,444)	(21,960)

LHL net income from acquired hotels	380	640	792	270	2,082

LHL estimated combined 2003 tax rate	41.5%	41.5%	41.5%	41.5%	41.5%

Income tax expense	$158	$266	$329	$112	$865

(1)	The 2003 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the Acquired Hotels is calculated by using the Company’s 2003 weighted average minority interest percentage of 2.1% as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Pro forma net income adjustment from acquired hotels	$134	$1,133	$5,420	$3,172	$9,859

Less: Net acquisition interest expense	(962)	(642)	(3,715)	(2,073)	(7,392)
Income tax expense	(158)	(266)	(329)	(112)	(865)

Net income (loss) before minority interest	(986)	225	1,376	987	1,602

Weighted average minority interest percentage	2.1%	2.1%	2.1%	2.1%	2.1%

Minority interest	(20)	5	28	20	33

Total income tax expense and minority interest effect	$138	$271	$357	$132	$898

Non-GAAP Financial Measures

Funds From Operations

The Company considers the non-GAAP measure of funds from operations (“FFO”) to be a key supplemental measure of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. The Company believes that excluding the effect of gains or losses from debt restructuring, extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. FFO is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net income applicable to common shareholders and FFO for the year ended December 31, 2003, presented on an historical and pro forma basis (in thousands, except share data). Effective January 16, 2004, the Company entered into an exclusive listing agreement for the sale of the Omaha Marriott property, and the asset was classified as held for sale at that time. As a result, certain reclassifications from the amounts reported in the Company’s FFO as filed on form 10-K for the year ended December 31, 2003 have been made to the Minority interest amounts to conform with the March 31, 2004 FFO schedules included in this form 8-K/A.

	Historical	Pro Forma
Funds From Operations (FFO):
Net income applicable to common shareholders	$28,036	$29,605
Depreciation	33,582	42,984
Equity in depreciation of joint venture	1,019	1,019
Amortization of deferred lease costs	50	50
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	40	73
Minority interest in discontinued operations	779	779
Net gain on sale of properties disposed of	(36,662)	(36,662)

FFO	$26,844	$37,848

Weighted average number of common shares and units outstanding:
Basic	20,455,409	20,455,409
Diluted	20,912,092	20,912,092

EBITDA

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be a key measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Most industry investors consider EBITDA a measurement of performance that is helpful in evaluating a REIT’s operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

EBITDA does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. EBITDA does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of the excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net income applicable to common shareholders and EBITDA for the year ended December 31, 2003, presented on an historical and pro forma basis (in thousands). Effective January 16, 2004, the Company entered into an exclusive listing agreement for the sale of the Omaha Marriott property, and the asset was classified as held for sale at that time. As a result, certain reclassifications from the amounts reported in the Company’s EBITDA as filed on form 10-K for the year ended December 31, 2003 have been made to the Minority Interest and Income Tax Benefit amounts to conform with the March 31, 2004 EBITDA schedule included in this form 8-K/A.

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$28,036	$29,605
Interest	14,331	23,606
Equity in interest expense of joint venture	590	590
Income tax benefit:
Income tax benefit	(5,605)	(4,678)
Income tax benefit from discontinued operations	(37)	(37)
Depreciation and other amortization	33,702	43,104
Equity in depreciation/amortization of joint venture	1,130	1,130
Amortization of deferred financing costs	3,511	3,511
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	40	73
Minority interest in discontinued operations	779	779
Distributions to preferred shareholders	10,805	10,805

EBITDA	$87,282	$108,488

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2004 is presented as if the following acquisitions (together the “Acquired Hotels”) had been consummated and leased as of January 1, 2004.

•	Indianapolis Marriott Downtown (purchased February 2004)

•	Hilton Old Town Alexandria (purchased May 2004)

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto, the audited financial statements of LNR Alexandria Limited Partnership included herein, and with the Company’s prior filing under form 8-K/A dated March 3, 2004 related to the Indianapolis Marriott Downtown acquisition. In management’s opinion, all adjustments necessary to reflect the effects of the acquisitions have been made.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2004, nor is it indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A)	(B)	(C)	(D)
	Historical	Acquisitions of Hotel Properties	Acquisition Interest Expense	Acquisition Income Tax Expense/ Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$27,899	$4,311	$—	$—	$32,210
Food and beverage revenue	15,574	2,009	—	—	17,583
Other operating department revenue	3,695	257	—	—	3,952

Total hotel operating revenues	47,168	6,577	—	—	53,745
Participating lease revenue	3,573	—	—	—	3,573
Other income	81	138	—	—	219

Total revenues	50,822	6,715	—	—	57,537

Expenses:
Hotel operating expenses:
Room	7,997	1,019	—	—	9,016
Food and beverage	11,743	1,486	—	—	13,229
Other direct	2,727	167	—	—	2,894
Other indirect	15,699	2,257	—	—	17,956

Total hotel operating expenses	38,166	4,929	—	—	43,095

Depreciation and other amortization	9,045	1,077	—	—	10,122
Real estate taxes, personal property taxes and insurance	2,748	306	—	—	3,054
Ground rent	771	—	—	—	771
General and administrative	2,143	—	—	—	2,143
Amortization of deferred financing costs	511	—	—	—	511
Other expenses	450	—	—	—	450

Total operating expenses	53,834	6,312	—	—	60,146

Operating income (loss)	(3,012)	403	—	—	(2,609)
Interest income	73	—	—	—	73
Interest expense	(3,287)	—	(856)	—	(4,143)

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	(6,226)	403	(856)	—	(6,679)
Income tax benefit (expense)	2,862	—	—	(55)	2,807

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	(3,364)	403	(856)	(55)	(3,872)
Minority interest in LaSalle Hotel Operating Partnership, L.P.	62	—	—	9	71

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	(3,302)	403	(856)	(46)	(3,801)
Equity in earnings of unconsolidated entities	(248)	—	—	—	(248)

Income (loss) before discontinued operations	(3,550)	403	(856)	(46)	(4,049)
Discontinued operations:
Income from operations of property held for sale	487	—	—	—	487
Minority interest, net of tax	(9)	—	—	—	(9)
Income tax benefit	18	—	—	—	18

Net income from discontinued operations	496	—	—	—	496
Net income (loss)	(3,054)	403	(856)	(46)	(3,553)
Distributions to preferred shareholders	(3,133)	—	—	—	(3,133)

Net income (loss) applicable to common shareholders	$(6,187)	$403	$(856)	$(46)	$(6,686)

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$(0.28)				$(0.31)
Discontinued operations	0.02				0.02

Net loss applicable to common shareholders after dividends paid on unvested restricted shares	$(0.26)				$(0.29)

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.27)				$(0.29)
Discontinued operations	0.02				0.02

Net loss applicable to common shareholders	$(0.25)				$(0.27)

Weighted average number common shares outstanding:
Basic	24,045,610				24,045,610
Diluted	24,729,272				24,729,272

See notes to pro forma consolidated statement of operations.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2004

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Company’s Consolidated Statement of Operations for the three months ended March 31, 2004 as filed on Form 10-Q.

(B)	Pro forma net income for the Hilton Old Town Alexandria acquisition is presented for the three months ended March 31, 2004 of LNR Alexandria Limited Partnership (the “Seller”). Pro forma net income for the Indianapolis Marriott Downtown acquisition is presented from January 1, 2004 to the acquisition date. Results of operations for the Indianapolis Marriott Downtown subsequent to its acquisition date is reflected in the Company’s historical Consolidated Statement of Operations for the three months ended March 31, 2004. Pro forma net income from acquisitions of hotel properties are as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Historical net income (1)	$305	$158	$463
Adjustments to historical net income:
Add: Depreciation (2)	—	503	503
Interest expense (3)	—	494	494
Other (4)	—	20	20
Less: Depreciation on acquisition cost basis (5)	(568)	(509)	(1,077)

Pro forma net income (loss) adjustment from acquired hotels	$(263)	$666	$403

(1)	Represents the historical net income and the hotel operations based on the Acquired Hotels operating statements for the respective periods.
(2)	Adjustment for historical depreciation basis included in 2004 historical net income of the Hilton Old Town Alexandria. Amortization of deferred loan costs for the Hilton Old Town Alexandria was immaterial for the period. Depreciation and amortization are not included in the 2004 historical net income for the Indianapolis Marriott Downtown, and therefore no adjustment is necessary. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation of the Acquired Hotels (see (5) below).

(3)	Adjustment for interest expense of the predecessor owner mortgage note included in 2004 historical net income for the Hilton Old Town Alexandria. The Company did not assume the mortgage note. Interest expense is not included in the 2004 historical net income for the Indianapolis Marriott Downtown, and therefore no adjustment is necessary.
(4)	Adjustment for related party asset management fees of the predecessor owner included in 2004 historical net income of the Hilton Old Town Alexandria, which will not be incurred by the Company subsequent to the acquisitions.
(5)	Represents depreciation on the purchase price allocation of the operating real and personal property of the Acquired Hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The portion of the cumulative depreciable basis for the Hilton Old Town Alexandria allocated to building and improvements and furniture and equipment is $45,539 and $2,598, resulting in depreciation of $379 and $130, respectively.

(C)	Represents the Company’s estimated full quarter interest expense for the Hilton Old Town Alexandria and the pro rata interest expense for the Indianapolis Marriott Downtown, on proceeds from borrowings under the Company’s credit facility to finance the acquisitions as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Proceeds from borrowing under the Company’s credit facility	$106,118	$59,216	$165,334

Net acquisition interest expense	$377	$479	$856

Interest expense on the borrowings under the Company’s credit facility is based on the Company’s weighted average interest rate for the respective periods of approximately 3.4%, and is net of estimated unused commitment fees of $41 and $37 for the Indianapolis Marriott Downtown and the Hilton Old Town Alexandria, respectively.

(D)	Represents the expected income tax expense and minority interest effect from the Acquired Hotels. As a wholly owned taxable-REIT subsidiary of the Company, LaSalle Hotel Lessee, Inc. (“LHL”) is required to pay taxes at the applicable rates. To calculate the income tax expense expected to be realized by LHL, REIT expenses included in the pro forma net income (loss) adjustment from acquired hotels are added back, and participating lease expense is deducted, to arrive at LHL net income from the Acquired Hotels. Income tax expense and minority interest are calculated assuming the hotels had been leased to LHL as of January 1, 2004 as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Pro forma net income (loss) adjustment from acquired hotels	$(263)	$666	$403
Add: Depreciation	568	509	1,077
Real estate taxes, personal property taxes and insurance	167	139	306
Less: Participating lease expense (1)	(405)	(1,249)	(1,654)

LHL net income from acquired hotels	67	65	132
LHL estimated combined 2004 tax rate	41.5%	41.5%	41.5%

Income tax expense	$28	$27	$55

(1)	The 2004 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the Acquired Hotels is calculated by using the Company’s weighted average minority interest percentage of 1.7% for the three months ended March 31, 2004 as follows:

	Indianapolis Marriott Downtown	Hilton Old Town Alexandria	Total
Pro forma net income (loss) adjustment from acquired hotels	$(263)	$666	$403
Less: Acquisition interest expense	(377)	(479)	(856)
Income tax expense	(28)	(27)	(55)

Net income (loss) before minority interest	(668)	160	(508)
Weighted average minority interest percentage	1.7%	1.7%	1.7%

Minority interest	(11)	2	(9)

Total income tax expense and minority interest effect	$17	$29	$46

Non-GAAP Financial Measures

Funds From Operations

The Company considers the non-GAAP measure of funds from operations (“FFO”) to be a key supplemental measure of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. The Company believes that excluding the effect of gains or losses from debt restructuring, extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. FFO is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net loss applicable to common shareholders and FFO for the three months ended March 31, 2004, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net loss applicable to common shareholders	$(6,187)	$(6,686)
Depreciation	9,132	10,209
Equity in depreciation of joint venture	263	263
Amortization of deferred lease costs	11	11
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(62)	(71)
Minority interest in discontinued operations	9	9

FFO	$3,166	$3,735

Weighted average number of common shares and units outstanding:
Basic	24,470,296	24,470,296
Diluted	25,153,958	25,153,958

EBITDA

The Company considers the non-GAAP measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be a key measure of the Company’s performance and should be considered along with, but not as an alternative to, net income as a measure of the Company’s operating performance. Most industry investors consider EBITDA a measurement of performance that is helpful in evaluating a REIT’s operations. The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA does not represent an amount that accrues directly to common shareholders.

EBITDA does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA is not a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. EBITDA does not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of the excluded items to the extent they are material to operating decisions or evaluation of the Company’s operating performance.

The following is a reconciliation between net loss applicable to common shareholders and EBITDA for the three months ended March 31, 2004, presented on an historical and pro forma basis (in thousands):

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net loss applicable to common shareholders	$(6,187)	$(6,686)
Interest	3,290	4,146
Equity in interest expense of joint venture	147	147
Income tax benefit:
Income tax benefit	(2,862)	(2,807)
Income tax benefit from discontinued operations	(18)	(18)
Depreciation and other amortization	9,158	10,235
Equity in depreciation/amortization of joint venture	291	291
Amortization of deferred financing costs	511	511
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(62)	(71)
Minority interest in discontinued operations	9	9
Distributions to preferred shareholders	3,133	3,133

EBITDA	$7,410	$8,890

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 2.1	Purchase and Sale Agreement dated as of May 6, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.

Exhibit 2.2	First Amendment to Purchase and Sale Agreement dated as of May 24, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LHO Alexandria One, L.L.C., a Delaware limited liability company.

Exhibit 2.3	Second Amendment to Purchase and Sale Agreement dated as of May 25, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LHO Alexandria One, L.L.C., a Delaware limited liability company.

Exhibit 23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: July 1, 2004	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated as of May 6, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.

2.2	First Amendment to Purchase and Sale Agreement dated as of May 24, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LHO Alexandria One, L.L.C., a Delaware limited liability company.

2.3	Second Amendment to Purchase and Sale Agreement dated as of May 25, 2004, by and between LNR Alexandria Limited Partnership, a Delaware limited partnership, and LHO Alexandria One, L.L.C., a Delaware limited liability company.

23.1	Consent of Ernst & Young LLP